Press Release
FOR RELEASE: October 9, 2025

APOGEE ENTERPRISES REPORTS FISCAL 2026 SECOND QUARTER RESULTS

•Net sales increased 4.6% to $358 million
•EBITDA margin and adjusted EBITDA margin of 12.4%
•Diluted earnings per share of $1.10 and adjusted diluted earnings per share of $0.98
•Updates outlook for net sales and adjusted diluted EPS

MINNEAPOLIS, MN, October 9, 2025 – Apogee Enterprises, Inc. (Nasdaq: APOG), a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications, today reported its results for the second quarter of fiscal 2026, ended August 30, 2025. The Company reported the following selected financial results:

	Three Months Ended
(Unaudited, $ in thousands, except per share amounts)	August 30, 2025	August 31, 2024	% Change
Net sales	$358,194	$342,440	4.6%
Net earnings	$23,649	$30,566	(22.6)%
Diluted earnings per share	$1.10	$1.40	(21.4)%
Additional Non-GAAP Measures (1)
Adjusted EBITDA	$44,368	$53,122	(16.5)%
Adjusted EBITDA margin	12.4%	15.5%
Adjusted diluted earnings per share	$0.98	$1.44	(31.9)%

(1)
Earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted earnings per share (EPS) are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and reconciliations to the most directly comparable GAAP measures later in this press release.

“We delivered solid second quarter results led by revenue growth in Performance Surfaces and Architectural Services," said Ty R. Silberhorn, Apogee's Chief Executive Officer. "Our team remained focused on executing our strategy and tariff mitigation plans in what continued to be a dynamic operating environment.”

“We are continuing to build a stronger Apogee, well-positioned for the future. As macroeconomic conditions improve, the growth potential unlocked by our acquisition of UW Solutions, combined with structural cost savings and operational efficiencies from Project Fortify Phase 2, will enhance our ability to deliver sustained long-term value for shareholders," concluded Silberhorn.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Consolidated Results (Second Quarter Fiscal 2026 compared to Second Quarter Fiscal 2025)

•Consolidated net sales increased 4.6%, to $358.2 million, driven by $24.9 million of inorganic sales contribution from the acquisition of UW Solutions and higher volume in Architectural Services. This was partially offset by lower volume and price in Architectural Glass and unfavorable product mix in Architectural Metals.
•Gross margin decreased to 23.1%, compared to 28.4%, primarily due to lower price and volume, unfavorable mix, and higher material, tariff, and health insurance costs, partially offset by lower incentive compensation expense.
•Selling, general and administrative (SG&A) expense as a percent of net sales decreased to 15.6%, compared to 16.2%, primarily due to lower incentive compensation expense, partially offset by higher amortization expense and integration costs related to the UW Solutions acquisition.
•Operating income declined to $26.9 million from $42.0 million, and operating margin decreased 480 basis points to 7.5%.
•Adjusted EBITDA decreased to $44.4 million compared to $53.1 million and adjusted EBITDA margin decreased to 12.4% compared to 15.5%. The decrease in adjusted EBITDA margin was primarily driven by lower price and volume, unfavorable mix, and higher material, tariff, and health insurance costs, partially offset by lower incentive compensation expense.
•Interest expense increased to $4.1 million, primarily due to higher debt resulting from the acquisition of UW Solutions.
•Other income was $5.1 million, primarily due to a $4.6 million gain related to a New Market Tax Credit.
•Income tax expense as a percentage of earnings before income tax was 15.4%, compared to 25.7%. The decrease in the effective tax rate was primarily due to a decrease in tax expense for discrete items.

Segment Results (Second Quarter Fiscal 2026 Compared to Second Quarter Fiscal 2025)

Architectural Metals
Architectural Metals net sales were $140.9 million, compared to $141.4 million, primarily reflecting a less favorable mix, partially offset by higher volume and price. Adjusted EBITDA was $20.8 million, or 14.8% of net sales, compared to $22.2 million, or 15.7% of net sales. The lower adjusted EBITDA margin was primarily driven by unfavorable mix and higher material and tariff costs, partially offset by lower incentive compensation expense.

Architectural Services
Architectural Services net sales were $100.5 million compared to $98.0 million, primarily due to increased volume. Adjusted EBITDA was $5.0 million, or 5.0% of net sales, compared to $7.3 million, or 7.5% of net sales. The decrease in adjusted EBITDA margin was primarily driven by project mix, partially offset by lower short-term incentive compensation costs. Segment backlog1 at the end of the quarter was $792.3 million, compared to $682.9 million at the end of the first quarter.

Architectural Glass
Architectural Glass net sales were $72.2 million, compared to $90.1 million, primarily reflecting lower volume and price due to lower end-market demand. Adjusted EBITDA was $11.6 million, or 16.1% of net sales,
1 Backlog is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

compared to $24.1 million, or 26.8% of net sales. The lower adjusted EBITDA margin was primarily driven by lower price and volume, partially offset by lower short-term incentive compensation expense.

Performance Surfaces
Performance Surfaces net sales were $48.4 million, compared to $19.8 million. Net sales included $24.9 million of inorganic sales contribution from the acquisition of UW Solutions and organic growth of 18.6%. Adjusted EBITDA was $11.2 million, or 23.2% of net sales compared to $4.6 million, or 23.1% of net sales. The increase in adjusted EBITDA margin was primarily driven by favorable price and volume.

Corporate and Other
Corporate and other adjusted EBITDA expense was $4.3 million, compared to $5.2 million, primarily driven by lower incentive compensation expense, partially offset by higher health insurance costs.

Financial Condition
Net cash provided by operating activities in the second quarter was $57.1 million, compared to $58.7 million in the prior-year period. Fiscal year-to-date, net cash provided by operating activities was $37.3 million, compared to $64.1 million in the prior-year period. The year-to-date change was primarily driven by lower net earnings and an increase in cash used for working capital, including a net payment of $13.7 million for the settlement of an arbitration award. Net cash used in investing activities was $10.9 million, primarily related to capital expenditures. The Company returned $11 million of cash to shareholders through dividend payments. Quarter-end long-term debt decreased $41 million from the end of the first quarter to $270 million, which decreased the Consolidated Leverage Ratio2 (as defined in the Company’s credit agreement) to 1.5x at the end of the quarter.

Project Fortify
As previously announced, in the first quarter of fiscal 2026, the Company began the second phase of Project Fortify (referred to as "Project Fortify Phase 2" or "Phase 2") to drive further cost efficiencies, primarily in the Architectural Services and Architectural Metals Segments. The Company continues to expect the actions of Phase 2 to incur a total of approximately $24 million to $26 million in pre-tax charges, and deliver estimated annualized pre-tax cost savings of approximately $13 million to $15 million. During the second quarter, the Company incurred $3.1 million of pre-tax costs associated with Phase 2. The Company expects the actions associated with Phase 2 to be substantially completed by the end of the fourth quarter of fiscal 2026.

Fiscal 2026 Outlook
The Company now expects net sales in the range of $1.39 billion to $1.42 billion, and diluted EPS in the range of $2.79 to $3.19 and adjusted diluted EPS in the range of $3.60 to $3.90. This includes a projected unfavorable EPS impact from tariffs of $0.35 to $0.45. The Company’s revised outlook assumes an effective tax rate of approximately 27%. The Company continues to assume capital expenditures between $35 million to $40 million.

Conference Call Information
The Company will host a conference call on October 10, 2025, at 8:00 a.m. Central Time to discuss this earnings release. This call will be webcast and is available in the Investor Relations section of the Company’s website, along with presentation slides, at https://www.apog.com/events-and-presentations. A replay and transcript of the webcast will be available on the Company’s website following the conference call.

About Apogee Enterprises
Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes architectural glass, windows, curtainwall, storefront and entrance systems, integrated project management and installation services, and high-performance
2 Consolidated Leverage Ratio is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

coatings that provide protection, innovative design, and enhanced performance. For more information, visit www.apog.com.

Use of Non-GAAP Financial Measures
Management uses non-GAAP measures to evaluate the Company’s historical and prospective financial performance, measure operational profitability on a consistent basis, as a factor in determining executive compensation, and to provide enhanced transparency to the investment community. Non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the Company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies. This release and other financial communications may contain the following non-GAAP measures:

•Adjusted net earnings, adjusted diluted EPS, and adjusted EBITDA are used by the Company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results to enhance comparability of results from period to period.
•Adjusted EBITDA represents adjusted net earnings before interest, taxes, depreciation, and amortization, and adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. We use adjusted EBITDA and adjusted EBITDA margin to assess segment performance and make decisions about the allocation of operating and capital resources by analyzing recent results, trends, and variances of each segment in relation to forecasts and historical performance.
•Consolidated Leverage Ratio is calculated as Consolidated Funded Indebtedness minus Unrestricted Cash at the end of the current period, divided by Consolidated EBITDA (calculated as EBITDA plus certain non-cash charges and allowed addbacks, less certain non-cash income, plus the pro forma effect of acquisitions and certain pro forma run-rate cost savings for acquisitions and dispositions, as applicable for the trailing twelve months ended as of the current period). All capitalized and undefined terms used in this bullet are defined in the Company’s credit agreement dated July 19, 2024. The Company is unable to present a quantitative reconciliation of forward-looking expected Consolidated Leverage Ratio to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all the necessary components of such GAAP financial measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors.
•Backlog is an operating measure used by management to assess future potential sales revenue. Backlog is defined as the dollar amount of signed contracts or firm orders, generally as a result of a competitive bidding process, which is expected to be recognized as revenue. It is most meaningful for the Architectural Services segment, due to the longer-term nature of their projects. Backlog is not a term defined under U.S. GAAP and is not a measure of contract profitability. Backlog should not be used as the sole indicator of future revenue because the Company has a substantial number of projects with short lead times that book-and-bill within the same reporting period that are not included in backlog.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The words “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “will,” “continue,” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the results, performance, financial condition, prospects and opportunities of the Company, including the following: (A) North American and global economic conditions, including the cyclical nature of the North American and Latin American non-residential construction industries and the potential impact of an economic downturn or recession; (B) U.S. and global instability and uncertainty

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

arising from events outside of our control; (C) actions of new and existing competitors; (D) departure of key personnel and ability to source sufficient labor; (E) product performance, reliability and quality issues; (F) project management and installation issues that could affect the profitability of individual contracts; (G) dependence on a relatively small number of customers in one operating segment; (H) financial and operating results that could differ from market expectations; (I) self-insurance risk related to a material product liability or other events for which the Company is liable; (J) maintaining our information technology systems and potential cybersecurity threats; (K) cost of regulatory compliance, including environmental regulations; (L) supply chain disruptions, including fluctuations in the availability and cost of materials used in our products and the impact of trade policies and regulations, including existing and potential future tariffs; (M) integration and future operating results of acquisitions, including but not limited to the acquisition of UW Solutions, and management of acquired contracts; (N) impairment of goodwill or indefinite-lived intangible assets; (O) our ability to successfully manage and implement our enterprise strategy; (P) our ability to maintain effective internal controls over financial reporting; (Q) our judgments regarding accounting for tax positions and resolution of tax disputes; (R) the impacts of cost inflation and interest rates; and (S) the impact of changes in capital and credit markets on our liquidity and cost of capital. The Company cautions investors that actual future results could differ materially from those described in the forward-looking statements and that other factors may in the future prove to be important in affecting the Company’s results, performance, prospects, or opportunities. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the Company’s Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact
Jeremy Steffan
Vice President, Investor Relations & Communications
952.346.3502
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	August 30, 2025	August 31, 2024	% Change	August 30, 2025	August 31, 2024	% Change
Net sales	$358,194	$342,440	4.6%	$704,816	$673,956	4.6%
Cost of sales	275,587	245,119	12.4%	547,084	477,780	14.5%
Gross profit	82,607	97,321	(15.1)%	157,732	196,176	(19.6)%
Selling, general and administrative expenses	55,719	55,356	0.7%	123,913	112,830	9.8%
Operating income	26,888	41,965	(35.9)%	33,819	83,346	(59.4)%
Interest expense, net	4,075	1,140	257.5%	7,921	1,590	398.2%
Other income, net	5,140	290	1,672.4%	4,458	433	929.6%
Earnings before income taxes	27,953	41,115	(32.0)%	30,356	82,189	(63.1)%
Income tax expense	4,304	10,549	(59.2)%	9,394	20,612	(54.4)%
Net earnings	$23,649	$30,566	(22.6)%	$20,962	$61,577	(66.0)%

Basic earnings per share	$1.10	$1.40	(21.4)%	$0.98	$2.83	(65.4)%
Diluted earnings per share	$1.10	$1.40	(21.4)%	$0.97	$2.80	(65.4)%
Weighted average basic shares outstanding	21,408	21,762	(1.6)%	21,373	21,793	(1.9)%
Weighted average diluted shares outstanding	21,590	21,875	(1.3)%	21,562	21,985	(1.9)%
Cash dividends per common share	$0.26	$0.25	4.0%	$0.52	$0.50	4.0%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)	August 30, 2025	March 1, 2025
Assets
Current assets
Cash and cash equivalents	$39,526	$41,448
Receivables, net	195,324	185,590
Inventories, net	102,463	92,305
Contract assets	61,545	71,842
Other current assets	61,248	50,919
Total current assets	460,106	442,104
Property, plant and equipment, net	259,177	268,139
Operating lease right-of-use assets	56,053	62,314
Goodwill	236,653	235,775
Intangible assets, net	116,485	128,417
Other non-current assets	26,209	38,520
Total assets	$1,154,683	$1,175,269
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	95,412	98,804
Accrued compensation and benefits	39,095	48,510
Contract liabilities	51,003	35,193
Operating lease liabilities	16,187	15,290
Other current liabilities	60,195	87,659
Total current liabilities	261,892	285,456
Long-term debt	270,000	285,000
Non-current operating lease liabilities	46,143	51,632
Non-current self-insurance reserves	31,048	30,382
Other non-current liabilities	45,385	34,901
Total shareholders’ equity	500,215	487,898
Total liabilities and shareholders’ equity	$1,154,683	$1,175,269

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Six Months Ended
(In thousands)	August 30, 2025	August 31, 2024
Operating Activities
Net earnings	$20,962	$61,577
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	24,943	19,664
Share-based compensation	2,773	5,642
Deferred income taxes	17,214	2,016
Loss on disposal of property, plant and equipment	562	291
Impairment on intangible assets	7,418	—
Settlement of New Markets Tax Credit transaction	(4,597)	—
Non-cash lease expense	5,474	5,844
Other, net	3,567	1,002
Changes in operating assets and liabilities:
Receivables	(9,204)	(3,698)
Inventories	(9,735)	(10,509)
Contract assets	10,518	238
Accounts payable	(2,575)	1,335
Accrued compensation and benefits	(9,681)	(12,823)
Contract liabilities	15,734	6,987
Operating lease liability	(4,608)	(5,748)
Accrued income taxes	(11,008)	(224)
Other current assets and liabilities	(20,477)	(7,462)
Net cash provided by operating activities	37,280	64,132
Investing Activities
Capital expenditures	(11,827)	(15,662)
Proceeds from sales of property, plant and equipment	59	608
Purchases of marketable securities	(200)	(2,246)
Sales/maturities of marketable securities	1,085	1,850
Net cash used in investing activities	(10,883)	(15,450)
Financing Activities
Proceeds from revolving credit facilities	76,000	95,201
Repayment on revolving credit facilities	(91,000)	(95,201)
Repurchase of common stock	—	(15,061)
Dividends paid	(11,043)	(10,821)
Payments of debt issuance costs	—	(3,485)
Other, net	(3,087)	(5,266)
Net cash used in financing activities	(29,130)	(34,633)
Effect of exchange rates on cash	811	(241)
Decrease in cash, cash equivalents and restricted cash	(1,922)	13,808
Cash, cash equivalents and restricted cash at beginning of period	41,448	37,216
Cash and cash equivalents at end of period	$39,526	$51,024
Non-cash Activity
Capital expenditures in accounts payable	$2,202	$1,426

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Components of Changes in Net Sales
(Unaudited)

Three months ended August 30, 2025, compared with the three months ended August 31, 2024
(In thousands, except percentages)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Intersegment eliminations	Consolidated
Fiscal 2025 net sales	$141,350	$98,018	$90,101	$19,832	$(6,861)	$342,440
Organic business (1)	(415)	2,472	(17,920)	3,682	3,059	(9,122)
Acquisition (2)	—	—	—	24,876	—	24,876
Fiscal 2026 net sales	$140,935	$100,490	$72,181	$48,390	$(3,802)	$358,194

Total net sales growth (decline)	(0.3)%	2.5%	(19.9)%	144.0%	(44.6)%	4.6%
Organic business (1)	(0.3)%	2.5%	(19.9)%	18.6%	(44.6)%	(2.7)%
Acquisition (2)	—%	—%	—%	125.4%	—%	7.3%

Six months ended August 30, 2025, compared with the six months ended August 31, 2024
(In thousands, except percentages)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Intersegment eliminations	Consolidated
Fiscal 2025 net sales	$274,522	$197,045	$176,804	$41,036	$(15,451)	$673,956
Organic business (1)	(4,963)	9,950	(31,350)	2,701	7,619	(16,043)
Acquisition (2)	—	—	—	46,903	—	46,903
Fiscal 2026 net sales	$269,559	$206,995	$145,454	$90,640	$(7,832)	$704,816

Total net sales growth (decline)	(1.8)%	5.0%	(17.7)%	120.9%	(49.3)%	4.6%
Organic business (1)	(1.8)%	5.0%	(17.7)%	6.6%	(49.3)%	(2.4)%
Acquisition (2)	—%	—%	—%	114.3%	—%	7.0%

(1)
Organic business includes net sales associated with acquired product lines or geographies that occur after the first twelve months from the date the product line or business is acquired and net sales from internally developed product lines or businesses.

(2)	The acquisition of UW Solutions, completed on November 4, 2024.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Business Segment Information
(Unaudited)
	Three Months Ended			Six Months Ended
(In thousands)	August 30, 2025	August 31, 2024	% Change	August 30, 2025	August 31, 2024	% Change
Segment net sales
Architectural Metals	$140,935	$141,350	(0.3)%	$269,559	$274,522	(1.8)%
Architectural Services	100,490	98,018	2.5%	206,995	197,045	5.0%
Architectural Glass	72,181	90,101	(19.9)%	145,454	176,804	(17.7)%
Performance Surfaces	48,390	19,832	144.0%	90,640	41,036	120.9%
Total segment sales	361,996	349,301	3.6%	712,648	689,407	3.4%
Intersegment eliminations	(3,802)	(6,861)	(44.6)%	(7,832)	(15,451)	(49.3)%
Net sales	$358,194	$342,440	4.6%	$704,816	$673,956	4.6%
Segment adjusted EBITDA
Architectural Metals	$20,828	$22,229	(6.3)%	$30,195	$46,070	(34.5)%
Architectural Services	5,016	7,344	(31.7)%	11,084	13,917	(20.4)%
Architectural Glass	11,647	24,140	(51.8)%	25,064	44,371	(43.5)%
Performance Surfaces	11,221	4,584	144.8%	19,179	10,225	87.6%
Corporate and Other	(4,344)	(5,175)	(16.1)%	(6,770)	(8,839)	(23.4)%
Adjusted EBITDA	$44,368	$53,122	(16.5)%	$78,752	$105,744	(25.5)%
Segment adjusted EBITDA margins
Architectural Metals	14.8%	15.7%		11.2%	16.8%
Architectural Services	5.0%	7.5%		5.4%	7.1%
Architectural Glass	16.1%	26.8%		17.2%	25.1%
Performance Surfaces	23.2%	23.1%		21.2%	24.9%
Corporate and Other	N/M	N/M		N/M	N/M
Adjusted EBITDA margin	12.4%	15.5%		11.2%	15.7%

•N/M - Indicates calculation is not meaningful.
•Segment net sales is defined as net sales for a certain segment and includes revenue related to intersegment transactions.
•Net sales intersegment eliminations are reported separately to exclude these sales from our consolidated total.
•Adjusted EBITDA represents adjusted net earnings before interest, taxes, depreciation, and amortization.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)
	Three Months Ended August 30, 2025
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$20,874	$1,433	$8,429	$6,245	$(13,332)	$23,649
Interest expense (income), net	444	(86)	(131)	—	3,848	4,075
Income tax expense	—	—	26	—	4,278	4,304
Depreciation and amortization	3,752	911	3,323	3,789	732	12,507
EBITDA	25,070	2,258	11,647	10,034	(4,474)	44,535
Acquisition-related costs (1)	—	—	—	1,187	120	1,307
Restructuring costs (2)	355	2,758	—	—	10	3,123
NMTC settlement gain (3)	(4,597)	—	—	—	—	(4,597)
Adjusted EBITDA	$20,828	$5,016	$11,647	$11,221	$(4,344)	$44,368

EBITDA margin	17.8%	2.2%	16.1%	20.7%	N/M	12.4%
Adjusted EBITDA margin	14.8%	5.0%	16.1%	23.2%	N/M	12.4%

	Three Months Ended August 31, 2024
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$16,603	$6,107	$21,176	$3,794	$(17,114)	$30,566
Interest expense (income), net	538	24	(85)	—	663	1,140
Income tax (benefit) expense	—	—	(31)	—	10,580	10,549
Depreciation and amortization	4,172	955	3,080	790	691	9,688
EBITDA	21,313	7,086	24,140	4,584	(5,180)	51,943
Restructuring costs (2)	916	258	—	—	5	1,179
Adjusted EBITDA	$22,229	$7,344	$24,140	$4,584	$(5,175)	$53,122

EBITDA margin	15.1%	7.2%	26.8%	23.1%	N/M	15.2%
Adjusted EBITDA margin	15.7%	7.5%	26.8%	23.1%	N/M	15.5%

(1)	Acquisition-related costs include costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
(2)	Restructuring costs related to Project Fortify. Costs incurred in fiscal year 2025 were associated with Phase 1 and costs incurred in fiscal year 2026 are associated with Phase 2.
(3)	Gain related to the settlement of a New Market Tax Credit transaction.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)
	Six Months Ended August 30, 2025
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$24,543	$(4,759)	$18,631	$10,377	$(27,830)	$20,962
Interest expense (income), net	901	(138)	(276)	—	7,434	7,921
Income tax (benefit) expense	(43)	(8)	116	—	9,329	9,394
Depreciation and amortization	7,566	1,983	6,593	7,338	1,463	24,943
EBITDA	32,967	(2,922)	25,064	17,715	(9,604)	63,220
Acquisition-related costs (1)	—	—	—	1,464	193	1,657
Restructuring costs (2)	1,825	14,006	—	—	2,641	18,472
NMTC settlement gain (3)	(4,597)	—	—	—	—	(4,597)
Adjusted EBITDA	$30,195	$11,084	$25,064	$19,179	$(6,770)	$78,752

EBITDA margin	12.2%	(1.4)%	17.2%	19.5%	N/M	9.0%
Adjusted EBITDA margin	11.2%	5.4%	17.2%	21.2%	N/M	11.2%

	Six Months Ended August 31, 2024
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$34,362	$11,727	$39,227	$8,639	$(32,378)	$61,577
Interest expense (income), net	1,108	27	(196)	—	651	1,590
Income tax expense (benefit)	7	—	(749)	—	21,354	20,612
Depreciation and amortization	8,679	1,905	6,089	1,586	1,405	19,664
EBITDA	44,156	13,659	44,371	10,225	(8,968)	103,443
Restructuring costs (2)	1,914	258	—	—	129	2,301
Adjusted EBITDA	$46,070	$13,917	$44,371	$10,225	$(8,839)	$105,744

EBITDA margin	16.1%	6.9%	25.1%	24.9%	N/M	15.3%
Adjusted EBITDA margin	16.8%	7.1%	25.1%	24.9%	N/M	15.7%

(1)	Acquisition-related costs include costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
(2)	Restructuring costs related to Project Fortify. Costs incurred in fiscal year 2025 were associated with Phase 1 and costs incurred in fiscal year 2026 are associated with Phase 2.
(3)	Gain related to the settlement of a New Market Tax Credit transaction.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted diluted earnings per share
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	August 30, 2025	August 31, 2024	August 30, 2025	August 31, 2024
Net earnings	$23,649	$30,566	$20,962	$61,577
Acquisition-related costs (1)	1,307	—	1,657	—
Restructuring costs (2)	3,123	1,179	18,472	2,301
NMTC settlement gain (3)	(4,597)	—	(4,597)	—
Income tax impact on above adjustments (4)	(2,384)	(289)	(3,546)	(564)
Adjusted net earnings	$21,098	$31,456	$32,948	$63,314

	Three Months Ended		Six Months Ended
	August 30, 2025	August 31, 2024	August 30, 2025	August 31, 2024
Diluted earnings per share	$1.10	$1.40	$0.97	$2.80
Acquisition-related costs (1)	0.06	—	0.08	—
Restructuring costs (2)	0.14	0.05	0.86	0.10
NMTC settlement gain (3)	(0.21)	—	(0.21)	—
Income tax impact on above adjustments (4)	(0.11)	(0.01)	(0.16)	(0.03)
Adjusted diluted earnings per share	$0.98	$1.44	$1.53	$2.88

Weighted average diluted shares outstanding	21,590	21,875	21,562	21,985

(1)	Acquisition-related costs include costs related to one-time expenses incurred to integrate the UW Solutions acquisition.
(2)	Restructuring costs related to Project Fortify. Costs incurred in fiscal year 2025 were associated with Phase 1 and costs incurred in fiscal year 2026 are associated with Phase 2.
(3)	Gain related to the settlement of a New Market Tax Credit transaction.
(4)	Income tax impact reflects the estimated blended statutory tax rate for the jurisdictions in which the charge or income occurred.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Fiscal 2026 Outlook
Reconciliation of Fiscal 2026 outlook of estimated Diluted Earnings per Share to Adjusted Diluted Earnings per Share
(Unaudited)

	Fiscal Year Ending February 28, 2026
	Low Range	High Range
Diluted earnings per share	$2.79	$3.19
Acquisition-related costs (1)	0.12	0.09
Restructuring costs (2)	0.92	0.85
New Market Tax Credit settlement gains (3)	(0.23)	(0.23)
Adjusted diluted earnings per share	$3.60	$3.90

(1)	Acquisition-related costs include costs related to one-time expenses incurred to integrate the UW Solutions acquisition, net of tax.
(2)	Restructuring costs related to Project Fortify Phase 2, net of tax.
(3)	Gains related to the settlement of New Market Tax Credit transactions in the 2nd quarter and 3rd quarter, net of tax.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com